UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2010
MACKINAC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 0-20167

Michigan	38-2062816
(State of Incorporation)	(IRS Employer Identification No.)
130 South Cedar Street
Manistique, Michigan 49854
(Address of Principal Executive Offices and Zip Code)
(888) 343-8147
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 28, 2010, Mackinac Financial Corporation (the “Company”) entered into amendments to the employment agreements of Kelly W. George and Ernie R. Krueger. Pursuant to the terms of the amendments, the term of employment for Messrs. George and Krueger has been extended until January 31, 2012, with automatic extensions for additional two-year periods unless either party to the employment agreement provides notice to the other not to extend the employment period. The amendments also update the minimum salary provisions of the employment agreements, with Mr. George’s minimum salary set at $250,000 and Mr. Krueger’s minimum salary set at $185,000, both subject to annual review by the Company’s Board of Directors. The above description of the amendments is qualified in its entirety by reference to the full text of the amendments, copies of which are being furnished to the Securities and Exchange Commission as Exhibits 10.1 and 10.2 attached herewith and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
The following are furnished as Exhibits to this Report.

Exhibit No.	Description of Exhibit

10.1	Amendment to Amended and Restated Employment Agreement, between Mackinac Financial Corporation and Kelly W. George, dated as of January 28, 2010.

10.2	Amendment to Amended and Restated Employment Agreement, between Mackinac Financial Corporation and Ernie R. Krueger, dated as of January 28, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION
Date: February 3, 2010	By:	/s/ Ernie R. Krueger
	Name:	Ernie R. Krueger
	Title:	Executive Vice President and Chief Financial Officer